UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 25, 2007
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 25, 2007, Advanta Corp. (the “Company” or “Advanta”) announced its financial results for fourth quarter 2006 and full year 2006 and management held a conference call at 9:00 a.m. Eastern time to discuss the results and the Company’s business. The conference call was publicly announced in a press release issued by the Company on January 10, 2007. The call was broadcast for the public simultaneously over the Internet through www.advanta.com and www.investorcalendar.com. Replays of the call are available on the Investor Calendar site for 90 days from the date of the call.
     During the conference call, management discussed the Company’s financial results for the fourth quarter 2006 and the fiscal year 2006 and made comments relating to the Company’s business and profit model, including the following:
•	With respect to guidance the Company previously issued for 2007, management reiterated that it is expecting additional net yield compression in 2007 when comparing to the 2006 full year average, but that it does not expect the rate of year over year compression to be as high as the Company experienced in 2006 compared to 2005. In addition, management stated that the Company expects its net yield percentage to increase substantially after the second quarter of 2007, and not earlier, because a large percentage of its 2006 new customer balances that are presently at introductory rates will convert to a higher contractual rate around that time.

•	Management reiterated that operating expenses, stated as a percent of average managed receivables, are expected to decrease between 50 and 80 basis points for the full year 2007 compared to the third quarter of 2006. Management indicated that it expects to see minimal reduction in this ratio during the first half of 2007 as compared to the expense ratio achieved in the fourth quarter of 2006. However, in the second half of 2007 the Company expects rapid improvement in this ratio.

•	Management indicated that based on its expectations regarding the pacing of the net interest yield percentage and operating expense ratio in 2007, it expects the second half of 2007 to have significantly higher earnings than the first half of 2007.
This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company’s net interest income on owned and securitized receivables, including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures, including product development and pricing, among financial institutions; (3) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company’s receivables; (8) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (9) effect of, and changes in, tax laws, rates, regulations and policies; (10) effect of legal and regulatory developments, including changes in bankruptcy laws and regulations and the ultimate resolution of the industry-related judicial proceedings relating to the legality of certain interchange rates; (11) relationships with customers, significant vendors and business partners; (12) difficulties or delays in the Company’s ability to develop, acquire, produce, test and market products or services, including the ability and cost to obtain intellectual property rights or a failure to implement new products or services when anticipated; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) the effects of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (16) the impact of litigation, including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments; (17) the proper design and operation of the Company’s disclosure controls and procedures; and (18) the ability to attract and retain key personnel. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp. (Registrant)
Date: January 30, 2007
	By:	/s/ Elizabeth Mai
Elizabeth H. Mai, Chief
Administrative Officer, Senior Vice President, Secretary and General Counsel